Exhibit 99.1

FOR IMMEDIATE RELEASE	Monday, July 2, 2018

Gannett Completes Acquisition of WordStream

McLean, VA - Gannett Co., Inc. (NYSE: GCI) ("Gannett" or "company" or "we" or "our") today announced that it closed the acquisition of WordStream, Inc. (“WordStream”), a provider of cloud-based software-as-a-service (SaaS) solutions for local and regional businesses and agencies to optimize their digital marketing services campaigns. The closing of the transaction follows the receipt of all necessary regulatory clearances and approval of the transaction by WordStream shareholders.

“Today’s announcement is an important milestone as we further accelerate our digital transformation with the addition of WordStream,” said Robert Dickey, president and chief executive officer of Gannett. “The acquisition of WordStream immediately expands our addressable market with Do-it-Yourself (DIY) SaaS solutions. Gannett is now able to offer a full spectrum of digital marketing services to any local or regional business or agency, which, combined with our large, local sales presence, will allow us to grow our share of local digital advertising.”

As previously disclosed, the purchase price was $130 million in cash, net of cash acquired, plus up to an aggregate $20 million earnout payable in 2019 and 2020 based on achieving certain revenue targets. The acquisition was funded from a combination of cash on hand and borrowings under the Company’s revolver. In the first year, WordStream is forecasted to contribute approximately $55 million in digital marketing services revenue and approximately $16 million of Adjusted EBITDA. Gannett anticipates the transaction will be accretive in the first full year of operations. Gannett intends to update its full year guidance on its second quarter earnings call in early August to reflect the addition of WordStream.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is an innovative, digitally focused media and marketing solutions company committed to strengthening communities across our network. With an unmatched local-to-national reach, Gannett touches the lives of more than 125 million people monthly with our Pulitzer-Prize winning content, consumer experiences and benefits, and advertiser products and services. Gannett brands include USA TODAY NETWORK with the iconic USA TODAY and more than 100 local media brands, digital marketing services companies ReachLocal and SweetIQ, and U.K. media company Newsquest. To connect with us, visit www.gannett.com.

About WordStream, Inc.

WordStream, Inc. provides software and services that help marketers maximize results from their online marketing efforts. WordStream’s easy-to-use software allows for more effective paid search and social campaigns with the 20-Minute Work Week, a customized workflow that guides marketers through steps that can greatly improve their AdWords, Bing, and Facebook campaigns, plus tools for call tracking, keyword optimization, and more. WordStream also offers an award-winning PPC tool, the AdWords Performance Grader, which evaluates users' Google AdWords accounts and provides valuable tips for improvement. WordStream holds premier partner status with Google and Bing ad networks. More information can be found at www.wordstream.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. Such statements include, but are not limited to, Gannett’s ability to integrate WordStream’s operations and employees with Gannett’s existing business, and economic and other uncertainties affecting the digital advertising industry generally. The words "believe," "expect," "estimate," "could," "should," "intend," "may," "plan," "seek," "anticipate," "project" and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. The matters discussed in these forward-looking statements are subject to many risks, trends, uncertainties, and other factors that could cause actual results to differ materially from those projected, anticipated, or implied in the forward-looking statements. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of our management, is expressed in good faith and is believed to have a reasonable basis. However, there can be no assurance the expectation or belief will result, be achieved or be accomplished. Whether or not any such forward-looking statements are in fact achieved will depend on future events, some of which are beyond our control. Except as may be required by law, we undertake no obligation to modify or revise any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this press release. Factors, risks, trends, and uncertainties that could cause actual results or events to differ materially from those projected, anticipated, or implied include the matters described under the heading "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2017 and in our other SEC filings.

For investor inquiries, contact:	For media inquiries, contact:
Stacy Cunningham	Amber Allman
VP, Financial Planning & Investor Relations	Vice President, Corporate Events & Communications
703-854-3168	703-854-5358
investors@gannett.com	aallman@gannett.com
or
Brinlea Johnson
The Blueshirt Group
investors@gannett.com

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